Exhibit 4.3

PLEDGE AND SECURITY AGREEMENT

dated as of

December 21, 2012

among

AVAYA INC., as Company,

CERTAIN SUBSIDIARIES OF AVAYA INC.

IDENTIFIED HEREIN

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Notes Collateral Agent

TABLE OF CONTENTS

			Page
		ARTICLE I

		Definitions

SECTION	1.01.	Indenture	2

SECTION	1.02.	Other Defined Terms	2

		ARTICLE II

		Pledge of Securities

SECTION	2.01.	Pledge	7

SECTION	2.02.	Delivery of the Pledged Collateral	7

SECTION	2.03.	Representations, Warranties and Covenants	8

SECTION	2.04.	Certification of Limited Liability Company and Limited Partnership Interests	9

SECTION	2.05.	Registration in Nominee Name; Denominations	10

SECTION	2.06.	Voting Rights; Dividends and Interest	10

		ARTICLE III

		Security Interests in Personal Property

SECTION	3.01.	Security Interest	12

SECTION	3.02.	Representations and Warranties	14

SECTION	3.03.	Covenants	15

SECTION	3.04.	Other Actions	17

SECTION	3.05.	Second Priority Nature of Certain Liens	18

		ARTICLE IV

		Remedies

SECTION	4.01.	Remedies upon Default	18

SECTION	4.02.	Application of Proceeds	20

SECTION	4.03.	Grant of License to Use Intellectual Property; Power of Attorney	20

		ARTICLE V

		Indemnity, Subrogation and Subordination
SECTION	5.01.	Indemnity	21

i

			Page

SECTION	5.02.	Contribution and Subrogation	21

SECTION	5.03.	Subordination	21

		ARTICLE VI

		Miscellaneous

SECTION	6.01.	Notices	22

SECTION	6.02.	Waivers; Amendment	22

SECTION	6.03.	Notes Collateral Agent’s Fees and Expenses	22

SECTION	6.04.	Successors and Assigns	23

SECTION	6.05.	Survival of Agreement	23

SECTION	6.06.	Counterparts; Effectiveness; Successors and Assigns; Several Agreement	23

SECTION	6.07.	Severability	23

SECTION	6.08.	[Reserved]	24

SECTION	6.09.	Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process	24

SECTION	6.10.	Headings	24

SECTION	6.11.	Security Interest Absolute	24

SECTION	6.12.	Intercreditor Agreements Govern	24

SECTION	6.13.	Termination or Release	25

SECTION	6.14.	Additional Guarantors	25

SECTION	6.15.	Notes Collateral Agent Appointed Attorney-in-Fact	25

SECTION	6.16.	General Authority of the Notes Collateral Agent	26

SECTION	6.17.	Limitation on Duty of Notes Collateral Agent in Respect of Collateral;
		Indemnification	26

SECTION	6.18.	[Reserved]	27

SECTION	6.19.	Reinstatement	27

SECTION	6.20.	Miscellaneous	27

ANNEX A		List of Grantors	A-1

ii

Schedules

SCHEDULE I	Pledged Equity; Pledged Debt
SCHEDULE II	Commercial Tort Claims

Exhibits

EXHIBIT I	Form of Security Agreement Supplement
EXHIBIT II	Form of Perfection Certificate
EXHIBIT III	Form of Patent Security Agreement
EXHIBIT IV	Form of Trademark Security Agreement
EXHIBIT V	Form of Copyright Security Agreement

iii

PLEDGE AND SECURITY AGREEMENT dated as of December 21, 2012 among AVAYA INC., a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time party hereto and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as the collateral agent (the “Notes Collateral Agent”) for the Secured Parties (as defined below).

Reference is made to the Indenture dated as of December 21, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Company, each of the Guarantors (as defined in the Indenture) and The Bank of New York Mellon Trust Company, N.A., as Notes Collateral Agent and the trustee (the “Trustee”) on behalf of the holders of the Notes.

W I T N E S S E T H:

WHEREAS, pursuant to the Indenture, the Company has issued or will issue $290,000,000 principal amount of its 9.00% senior secured notes due 2019 (together with any Additional Notes issued pursuant to the Indenture, the “Notes”) upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Indenture, each Guarantor party thereto has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Trustee, for the benefit of the Secured Parties the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations;

WHEREAS, the Trustee has been appointed to serve as Notes Collateral Agent under the Indenture and, in such capacity, to enter into this Security Agreement on behalf of the Secured Parties;

WHEREAS, following the date hereof, if not prohibited by the Indenture, the Grantors may incur Additional First Lien Obligations which are secured equally and ratably with the Obligations;

WHEREAS, each Grantor will receive substantial benefits from the issuance of the Notes, and each is, therefore, willing to enter into this Security Agreement; and

WHEREAS, this Security Agreement is made by the Grantors in favor of the Notes Collateral Agent for the benefit of the Secured Parties to secure the payment and performance in full when due of the Obligations.

NOW, THEREFORE, in consideration of the premises and to induce the Notes Collateral Agent to enter into the Indenture and induce the Holders to purchase the Notes, the Grantors hereby agree with the Notes Collateral Agent, for the benefit of the Secured Parties, as follows:

ARTICLE I

Definitions

SECTION 1.01. Indenture . (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Indenture. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.04 of the Indenture also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the New York UCC.

“Additional First Lien Obligations” has the meaning specified in the First Lien Intercreditor Agreement.

“Agreement” means this Pledge and Security Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“Claiming Party” has the meaning assigned to such term in Section 5.02.

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Contributing Party” has the meaning assigned to such term in Section 5.02.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the USCO.

“Discharge of ABL Obligations” has the meaning given to such term in the ABL Intercreditor Agreement.

“Excluded Assets” means:

(a) assets owned by any Grantor on the date hereof or hereafter acquired that are subject to a Lien of the type described in clause (6) of the definition of Permitted Liens in the Indenture (but solely with reference to Section 4.09(b)(4) of the Indenture) if and to the extent that the contract or other agreement pursuant to which such Lien is granted (or the documentation relating thereto) validly prohibits the creation of any other Lien on such asset;

(b) any assets or properties that are acquired pursuant to a Permitted Investment or Restricted Payment, so long as such assets or properties are subject to a Lien permitted by clauses (8) or (9) of the definition of Permitted Liens in the Indenture and solely to the extent that the terms of the agreements relating to such Lien prohibit the security interest under this Agreement from attaching to such assets or properties, which secured Indebtedness is incurred or assumed in connection with such Permitted Investment or Restricted Payment;

(c) any Intellectual Property to the extent that the attachment of the security interest of this Agreement thereto, or any assignment thereof, would result in the forfeiture of any Grantor’s rights in such property including, without limitation, any Trademark applications filed in the USPTO on the basis of such Grantor’s “intent-to-use” such Trademark, unless and until acceptable evidence of use of such Trademark has been filed with the USPTO pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), to the extent that granting a lien in such Trademark application prior to such filing would adversely affect the enforceability or validity of such Trademark application;

(d) any rights of a Grantor arising under any contract, lease, instrument, license or other document or any Intellectual Property subject thereto to the extent that and only for so long as the grant of a security interest therein would (x) constitute a violation of a valid and enforceable restriction in respect of, or result in the abandonment, invalidation or unenforceability of any right, title and interest of such Grantor in, such rights in favor of a third party or under any law, regulation, permit, order or decree of any Governmental Authority (for the avoidance of doubt, the restrictions described herein shall not include negative pledges or similar undertakings in favor of a lender or other financial counterparty), or (y) result in a breach, termination, or default under any such contract, lease, instrument, license or other document, or expressly give any other party in respect of any such contract, lease, instrument, license or other document or any Intellectual Property subject thereto, the right to terminate its obligations thereunder, provided, however, that the limitation set forth in this clause (d) shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any such Collateral to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law or principles of equity and provided, further, that, at such time as the condition causing the conditions in subclauses (x) and (y) of this clause (d) shall be remedied, whether by contract, change of law or otherwise, the contract, lease, instrument, license or other documents shall immediately cease to be an Excluded Asset, and any security interest that would otherwise be granted herein shall attach immediately to such contract, lease, instrument, license or other document or any Intellectual Property subject thereto, or to the extent severable, to any portion thereof that does not result in any of the conditions in subclauses (x) or (y) above;

(e) any assets to the extent and for so long as the pledge of such assets is prohibited by law and such prohibition is not overridden by the Uniform Commercial Code or other applicable law; and

(f) any asset with respect to which the administrative agent under the General Credit Facilities and the Company or any other Grantor have reasonably determined in writing that the costs of providing a security interest in such asset is excessive in relation to the practical benefits to be obtained by the lenders under the General Credit Facilities.

“Excluded Security” means:

(a) more than 65% of the issued and outstanding Voting Stock, and more than 65% of all other outstanding Equity Interests, of any Foreign Subsidiary that is a direct subsidiary of a Grantor;

(b) more than 65% of the issued and outstanding Voting Stock, and more than 65% of all other outstanding Equity Interests, of any Domestic Subsidiary that is a disregarded entity for U.S. federal income tax purposes if substantially all of its assets consist of the stock of one or more Foreign Subsidiaries that are controlled foreign corporations within the meaning of Section 957 of the Code;

(c) any Equity Interests of any Unrestricted Subsidiary (until such time as any Unrestricted Subsidiary becomes a Restricted Subsidiary in accordance with the Indenture);

(d) any Equity Interests of any Subsidiary that is not directly held by a Grantor;

(e) any Equity Interests of any Person that is not a Subsidiary of a Grantor (other than any such Equity Interests held in a securities account);

(f) any interest in a joint venture or non-wholly owned Restricted Subsidiary to the extent and for so long as the attachment of the security interest created by the Security Documents therein would violate any joint venture agreement, organization document, shareholders agreement or equivalent agreement relating to such joint venture or non-wholly owned Restricted Subsidiary that was entered into for legitimate and customary business reasons;

(g) any Equity Interests of any Subsidiary of the Issuer acquired pursuant to a Permitted Investment or Restricted Payment, so long as such assets or properties are subject to a Lien permitted by clauses (6) (but solely with reference to Section 4.09(b)(24) of the Indenture), (8) or (9) of the definition of Permitted Liens in the Indenture and solely to the extent that the terms of the agreements relating to such Lien prohibit the security interest under this Agreement from attaching to such Equity Interests, which secured Indebtedness is incurred or assumed in connection with such Permitted Investment or Restricted Payment;

(h) any shares of stock or debt to the extent and for so long as the pledge of such shares of stock or debt is prohibited by law and such prohibition is not overridden by applicable law; and

(j) any Equity Interests of any Subsidiary with respect to which the administrative agent for the General Credit Facilities and the Company or any Grantor have reasonably determined in writing that the costs of providing a pledge of such Equity Interests are excessive in view of the practical benefits to be obtained by the lenders under the General Credit Facilities.

“General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes for the avoidance of doubt corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor, as the case may be, to secure payment by an Account Debtor of any of the Accounts.

“Grantor” means each of the Company and each Guarantor.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, the intellectual property rights in software and databases and related documentation and all additions, improvements and accessions to, and books and records describing any of the foregoing.

“Intellectual Property Security Agreements” means the short-form Patent Security Agreement, short-form Trademark Security Agreement, and short-form Copyright Security Agreement, each substantially in the form attached hereto as Exhibits III, IV and V, respectively.

“Investment Property” has the meaning specified in Article 9 of the New York UCC, but shall not include any Pledged Collateral.

“License” means any Patent License, Trademark License, Copyright License or other Intellectual Property license or sublicense agreement to which any Grantor is a party, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder or with respect thereto including damages and payments for past, present or future infringements or violations thereof, and (iii) rights to sue for past, present and future violations thereof.

“Material Domestic Subsidiary” means, at any date of determination, each of the Company’s Domestic Subsidiaries (a) whose total assets at the last day of the most recent period of four consecutive fiscal quarters of the Company ended on or prior to such time in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 4.03(a) of the Indenture were equal to or greater than 2.5% of Total Assets at such date or (b) whose gross revenues for such period described in the immediately foregoing clause (a) were equal to or greater than 2.5% of the consolidated gross revenues of the Company and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Material Foreign Subsidiary” means, at any date of determination, each of the Company’s Foreign Subsidiaries (a) whose total assets at the last day of the most recent period of four consecutive fiscal quarters of the Company ended on or prior to such time in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 4.03(a) of the Indenture were equal to or greater than 2.5% of Total Assets at such date or (b) whose gross revenues for such period described in the immediately foregoing clause (a) were equal to or greater than 2.5% of the consolidated gross revenues of the Company and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Note Documents” means the Notes, the Guarantees, the Indenture, the Security Documents and the Intercreditor Agreements.

“Obligations” means any principal, premium, interest, fees (including any interest and fees accruing after the commencement of any bankruptcy, reorganization or similar proceeding by or against any Grantor, whether or not such interest or fees are an allowed claim in such proceeding), penalties, indemnifications, reimbursements, damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities (including any fees or expenses owed to the Trustee or Notes Collateral Agent, in their respective capacities as such) by any Grantor, payable or arising under any of the Indenture, the Notes, this Agreement and the other Notes Documents.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all letters Patent of the United States in or to which any Grantor now or hereafter has any right, title or interest therein, all registrations and recordings thereof, and all applications for letters Patent of the United States, including registrations, recordings and pending applications in the USPTO, and (b) all reissues, continuations, divisions, continuations-in-part, renewals, improvements or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and as amended, updated, modified or supplemented from time to time, and duly executed as of the Closing Date, and as of any subsequent delivery date as required pursuant to the Note Documents, by an Officer of the Company.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Second Priority” shall mean, with respect to any Lien purported to be created in any Collateral pursuant to any Note Documents that, subject to the terms of the First Lien Intercreditor Agreement, such Lien is second in priority only to the Liens created under the ABL Facility Documentation prior to the Discharge of ABL Obligations.

“Secured Parties” means, collectively, (i) the Holders, (ii) the Trustee, (iii) the Notes Collateral Agent and (iv) any successors, indorsees, transferees and assigns of the foregoing.

“Security Agreement Supplement” means an instrument in the form of Exhibit I hereto.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, trade dress, logos, designs, fictitious business names other source or business identifiers, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the USPTO or any similar offices in any State of the United States or any political subdivision thereof, and all extensions or renewals thereof, as well as any unregistered trademarks and service marks used by a Grantor and (b) all goodwill connected with the use of and symbolized thereby.

“USCO” means the United States Copyright Office.

“USPTO” means the United States Patent and Trademark Office.

ARTICLE II

Pledge of Securities

SECTION 2.01. Pledge . As security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, each Grantor hereby pledges to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under (i) all Equity Interests held by it and listed on Schedule I and any other Equity Interests obtained in the future by such Grantor and, to the extent certificated, the certificates representing all such Equity Interests (the “Pledged Equity”); provided that the Pledged Equity shall not include any Excluded Security; (ii) the debt securities owned by it and listed opposite the name of such Grantor on Schedule I, any debt securities obtained in the future by such Grantor and the promissory notes and any other instruments evidencing any debt (the “Pledged Debt”); provided that the Pledged Debt shall not include any Excluded Security; (iii) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Equity and Pledged Debt; (iv) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii), and (iii) above; and (v) all Proceeds of any of the foregoing (the items referred to in clauses (i) through (v) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 2.02. Delivery of the Pledged Collateral.

(a) Subject to Section 2.09 of the First Lien Intercreditor Agreement, each Grantor agrees to deliver on the Closing Date all Pledged Securities owned by it on the Closing Date to the Notes Collateral Agent and with respect to any Pledged Securities issued or acquired after the Closing Date, it agrees to deliver or cause to be delivered as promptly as practicable (and in any event, within 45 days after the date of acquisition thereof or such longer period as to which the Notes Collateral Agent may agree in its reasonable discretion) to the Notes Collateral Agent, for the benefit of the Secured Parties, any and all such Pledged Securities (other than any uncertificated securities, but only for so long as such securities remain uncertificated) to the extent such Pledged Securities, in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 2.02.

(b) Subject to Section 2.09 of the First Lien Intercreditor Agreement, the Grantors will cause any Indebtedness for borrowed money owed to any Grantor by such Person (other than intercompany Indebtedness (i) between Grantors or (ii) between Subsidiaries that are not Grantors) having a principal amount in excess of the Dollar Amount of (i) $10,000,000 individually or (ii) when aggregated with all other such Indebtedness for which this clause has not been satisfied, $50,000,000 in the aggregate, to be evidenced by a duly executed promissory note that is pledged and delivered to the Notes Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof.

(c) Upon delivery to the Notes Collateral Agent, (i) any Pledged Securities shall be accompanied by stock or security powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Notes Collateral Agent and by such other instruments and documents as the Notes Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment or transfer duly executed by the applicable Grantor and such other instruments or documents as the Notes Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule I and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 2.03. Representations, Warranties and Covenants. The Company represents, warrants and covenants, as to itself and the other Grantors, to and with the Notes Collateral Agent, for the benefit of the Secured Parties, that:

(a) Schedule I correctly sets forth as of the Closing Date the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity and includes all Equity Interests, debt securities and promissory notes other than Excluded Securities;

(b) the Pledged Equity and Pledged Debt (solely with respect to Pledged Debt issued by a Person other than the Company or a Subsidiary of the Company, to the Company’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity, are fully paid and nonassessable and (ii) in the case of Pledged Debt (solely with respect to Pledged Debt issued by a Person other than the Company or a Subsidiary of the Company, to the Company’s knowledge), are legal, valid and binding obligations of the issuers thereof;

(c) except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with the Indenture, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I as owned by such Grantors, (ii) holds the same free and clear of all Liens, other than (A) Liens created by the Security Documents and (B) Liens expressly permitted pursuant to Section 4.12 of the Indenture, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than (A) Liens created by the Security Documents and (B) Liens expressly permitted pursuant to Section 4.12 of the Indenture, and (iv) if requested by the Notes Collateral Agent, will defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however arising, of all Persons whomsoever;

(d) except for restrictions and limitations imposed by the Note Documents or applicable laws generally and except as described in the Perfection Certificate, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Notes Collateral Agent of rights and remedies hereunder;

(e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Notes Collateral Agent in accordance with this Agreement, the Notes Collateral Agent for the benefit of the Secured Parties will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations, subject only to Liens expressly permitted pursuant to Section 4.12 of the Indenture, to the extent such perfection is governed by the Uniform Commercial Code; and

(h) the pledge effected hereby is effective to vest in the Notes Collateral Agent, for the benefit of the Secured Parties, the rights of the Notes Collateral Agent in the Pledged Collateral as set forth herein.

Subject to Section 2.09 of the First Lien Intercreditor Agreement, each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will comply with instructions of the Notes Collateral Agent with respect to the Equity Interests in such Grantor that constitute Pledged Equity hereunder that are not certificated without further consent by the applicable owner or holder of such Equity Interests.

SECTION 2.04. Certification of Limited Liability Company and Limited Partnership Interests. Any limited liability company and any limited partnership controlled by any Grantor shall either (a) not include in its operative documents any provision that any Equity Interests in such limited liability company or such limited partnership be a “security” as defined under Article 8 of the Uniform Commercial Code or (b) certificate any Equity Interests in any such limited liability company or such limited partnership. Subject to Section 2.09 of the First Lien Intercreditor Agreement, to the extent an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 is certificated or becomes certificated, (i) each such certificate shall be delivered to the Notes Collateral Agent, pursuant to Section 2.02(a) and (ii) such Grantor shall fulfill all other requirements under Section 2.02 applicable in respect thereof. Subject to Section 2.09 of the First Lien Intercreditor Agreement, each Grantor hereby agrees that if any of the Pledged Collateral are at any time not evidenced by certificates of ownership, then each applicable Grantor shall, to the extent permitted by applicable law, (i) if necessary or desirable to perfect a security interest in such Pledged Collateral, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Notes Collateral Agent the right to transfer such Pledged Collateral under the terms hereof, and (ii) after the occurrence and during the continuance of any Event of Default, upon request by the Notes Collateral Agent, (A) cause the organization documents of each such issuer that is a Subsidiary of the Company to be amended to provide that such Pledged Collateral shall be treated as “securities” for purposes of the Uniform Commercial Code and (B) cause such Pledged Collateral to become certificated and delivered to the Notes Collateral Agent.

SECTION 2.05. Registration in Nominee Name; Denominations. Subject to the First Lien Intercreditor Agreement, if an Event of Default shall occur and be continuing, (a) the Notes Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Notes Collateral Agent, and each Grantor will promptly give to the Notes Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor and (b) the Notes Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement; provided, that the Notes Collateral Agent shall give the Company prior notice of its intent to exercise such rights.

SECTION 2.06. Voting Rights; Dividends and Interest.

(a) Unless and until an Event of Default shall have occurred and be continuing and the Notes Collateral Agent shall, subject to Section 2.09 of the First Lien Intercreditor Agreement, have notified the Company that the rights of the Grantors under this Section 2.06 are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Indenture and the other Note Documents; provided that such rights and powers shall not be exercised in any manner, except as may be permitted under this Agreement, the Indenture or the other Note Documents that would materially and adversely affect the rights and remedies of any of the Notes Collateral Agent or the other Secured Parties under this Agreement, the Indenture or any other Note Document or the ability of the Secured Parties to exercise the same.

(ii) The Notes Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as each Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Indenture, the other Note Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Notes Collateral Agent and the Secured Parties and shall be promptly (and in any event within 10 Business Days) delivered to the Notes Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Notes Collateral Agent).

(b) Upon the occurrence and during the continuance of an Event of Default, after the Notes Collateral Agent shall have notified the Company of the suspension of the rights of the Grantors under paragraph (a)(iii) of this Section 2.06, subject to the First Lien Intercreditor Agreement, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Notes Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Notes Collateral Agent, shall be segregated from other property or funds of such Grantor and, subject to the First Lien Intercreditor Agreement, shall be promptly (and in any event within 5 Business Days) delivered to the Notes Collateral Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Notes Collateral Agent). Subject to the First Lien Intercreditor Agreement, any and all money and other property paid over to or received by the Notes Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Notes Collateral Agent in an account to be established by the Notes Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02 hereof. After all Events of Default have been cured or waived, the Notes Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Notes Collateral Agent shall have provided the Company with 10 days notice of the suspension of the rights of the Grantors under paragraph (a)(i) of this Section 2.06, subject to the First Lien Intercreditor Agreement, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Notes Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Notes Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that the Notes Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights at the discretion of the Notes Collateral Agent. After all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) of this Section 2.06.

(d) Any notice given by the Notes Collateral Agent to the Company suspending the rights of the Grantors under paragraph (a) of this Section 2.06 (i) shall be given in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.06 in part without suspending all such rights (as specified by the Notes Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Notes Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01. Security Interest.

(a) As security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, each Grantor hereby assigns and pledges to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Commercial Tort Claims listed on Schedule II hereto;

(iv) all Deposit Accounts;

(v) all Documents;

(vi) all Equipment;

(vii) all Fixtures;

(viii) all General Intangibles;

(ix) all Goods;

(x) all Instruments;

(xi) all Inventory;

(xii) all Investment Property;

(xiii) all Pledged Securities;

(xiv) all books and records pertaining to the Article 9 Collateral;

(xv) all Letters of Credit and Letter-of-Credit Rights;

(xvi) all Money; and

(xvii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in any Excluded Asset or any Excluded Security.

(b) Each Grantor hereby irrevocably authorizes the Notes Collateral Agent (but the Notes Collateral Agent shall not be required) for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Notes Collateral Agent promptly upon any reasonable request.

(c) The Security Interest is granted as security only and shall not subject the Notes Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(d) The Notes Collateral Agent is authorized (but the Notes Collateral Agent shall not be required) to file with the USPTO or the USCO (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in United States Intellectual Property granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantor as debtors and the Notes Collateral Agent as secured party.

(e) Notwithstanding anything to the contrary in the Note Documents, none of the Grantors shall be required (i) to perfect the Security Interests granted by this Security Agreement (including Security Interests in Investment Property and Fixtures) by any means other than by (A) filings pursuant to the Uniform Commercial Code of the relevant State(s) (excluding fixture filings in respect of any Real Property), (B) filings in United States government offices with respect to Intellectual Property as expressly required elsewhere herein, (C) subject to Section 2.09 of the First Lien Intercreditor Agreement, delivery to the Notes Collateral Agent to be held in its possession of all Collateral consisting of Instruments or Pledged Securities as expressly required elsewhere herein, (D) other methods expressly provided herein or (E) with respect to Pledged Securities of Material Foreign Subsidiaries, pledge agreements under applicable local law if requested by the General Credit Facilities Collateral Agent or any Authorized Representative of any Series of Additional First Lien Obligations (it being understood that no such pledge agreements under this clause (E) shall be required until 90 days after the date hereof or such later date by which the applicable Grantor is able to deliver any such pledge agreement after using commercially reasonable efforts), (ii) subject to Section 2.09 of the First Lien Intercreditor Agreement, to enter into any deposit account control agreement or securities account control agreement with respect to any deposit account or securities account, except for such deposit accounts for which Grantors have entered into an account control agreement pursuant to the ABL Credit Agreement (it being understood that no such deposit account control agreement or securities account control agreement under this clause (ii) shall be required until 90 days after the date hereof), (iii) to take any action (other than the actions listed in clause (i)(A), (C) and (E) above) with respect to any assets located outside of the United States, (iv) to perfect in any assets subject to a certificate of title statute, or (v) to deliver any Pledged Securities, other than the Pledged Securities of any Material Domestic Subsidiary or Material Foreign Subsidiary representing Equity Interests pledged hereunder.

SECTION 3.02. Representations and Warranties. The Company represents and warrants, as to itself and the other Grantors, to the Notes Collateral Agent and the Secured Parties that:

(a) Subject to Liens permitted by Section 4.12 of the Indenture, each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Notes Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b) The Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations prepared based upon the information in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 5 to the Perfection Certificate (or specified by notice from the Company to the Notes Collateral Agent after the Closing Date in the case of filings, recordings or registrations (other than filings required to be made in the USPTO and the USCO in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights) required with respect to certain after-acquired property, are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Notes Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

(c) Each Grantor represents and warrants that short-form Intellectual Property Security Agreements containing a description of all Article 9 Collateral consisting of United States Patents, United States registered Trademarks (and Trademarks for which United States registration applications are pending, unless it constitutes an Excluded Asset) and United States registered Copyrights, respectively, have been delivered for recording by the USPTO and the USCO pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, as may be necessary to establish a valid and perfected security interest in favor of the Notes Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of registrations and applications for Patents, Trademarks and Copyrights to the extent a security interest may be perfected by filing, recording or registration in USPTO or USCO under the Federal intellectual property laws, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than (i) such filings and actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed by any Grantor after the date hereof and (ii) the UCC financing and continuation statements contemplated in Section 3.02(b)).

(d) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations; (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code in the relevant jurisdiction and (iii) subject to the filings described in Section 3.02(c), a perfected security interest in all registrations and applications for Patents, Trademarks and Copyrights to the extent a security interest may be perfected upon the receipt and recording of fully executed short-form Intellectual Property Security Agreements with the USPTO and the USCO, as applicable. Subject to Section 2.07 of this Agreement, the Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens expressly permitted pursuant to Section 4.12 of the Indenture.

(e) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to the Indenture. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the New York UCC or any other applicable United States laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the USPTO or the USCO or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to the Indenture.

SECTION 3.03. Covenants.

(a) The Company agrees promptly (and in any event within 60 days of such change) to notify the Notes Collateral Agent in writing of any change in (i) legal name of any Grantor, (ii) the type of organization of any Grantor, (iii) the jurisdiction of organization of any Grantor, or (iv) the chief executive office of any Grantor and take all actions necessary to continue the perfection of the security interest created hereunder following any such change with the same priority as immediately prior to such change.

(b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 4.03 of the Indenture, the Company shall deliver to the Notes Collateral Agent a certificate executed by the Responsible Officer of the Company, setting forth any information required pursuant to Schedules 1(a), 1(b), 1(c), 2(a), 2(c), 6 (but only for owned properties and leased properties in Washington, Pennsylvania and Virginia where Inventory is maintained), 7, 8, 9, 10, 11 and 12 to the Perfection Certificate that has changed or confirming that there has been no change in such information since the date of the Perfection Certificate or the date of the most recent certificate delivered pursuant to this Section 3.03(b).

(c) The Company agrees, on its own behalf and on behalf of each other Grantor, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as are necessary or as the Notes Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.

(d) At its option, subject to the First Lien Intercreditor Agreement, the Notes Collateral Agent may, but is under no obligation to, discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to the Indenture, and may pay, but is under no obligation to, for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Indenture or this Agreement and within a reasonable period of time after the Notes Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Notes Collateral Agent within 10 Business Days after demand for any payment made or any reasonable expense incurred by the Notes Collateral Agent pursuant to the foregoing authorization; provided, however, Grantors shall not be obligated to reimburse the Notes Collateral Agent with respect to any Intellectual Property Collateral which any Grantor has failed to maintain or pursue, or otherwise allowed to lapse, terminate or be put into the public domain, in accordance with Section 3.03(g)(iv). Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Notes Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Note Documents.

(e) If at any time the Grantors shall take a security interest in any property of any Account Debtor or any other Person, the value of which is in excess of (i) $10,000,000 individually or (ii) when aggregated with all other such property for which this clause has not been satisfied, $50,000,000 in the aggregate, to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Notes Collateral Agent for the benefit of the Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(f) Commercial Tort Claims. If the Grantors shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated by such Grantor to exceed (i) $10,000,000 individually or (ii) when aggregated with all other Commercial Tort Claims for which this clause has not been satisfied, $50,000,000 in the aggregate, and, in each case, for which a complaint in a court of competent jurisdiction has been filed, such Grantor shall within 45 days after the end of the fiscal quarter in which such complaint was filed notify the Notes Collateral Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Notes Collateral Agent, for the benefit of the Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Notes Collateral Agent.

(g) Intellectual Property Covenants.

(i) Other than to the extent permitted herein or in the Indenture or with respect to registrations and applications no longer used or useful, and except to the extent failure to act would not, as deemed by the Company in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, with respect to registration or pending application of each item of its Intellectual Property Collateral for which such Grantor has standing to do so, each Grantor agrees to take, at its expense, all reasonable steps, including, without limitation, in the USPTO, the USCO and any other governmental authority located in the United States, to pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor.

(ii) Other than to the extent permitted herein or in the Indenture, or with respect to registrations and applications no longer used or useful, or except as would not, as deemed by the Company in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property Collateral may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in the case of a trade secret, becomes publicly known).

(iii) Other than as excluded or as permitted herein or in the Indenture, or with respect to Patents, Copyrights or Trademarks which are no longer used or useful in the Grantor’s business operations or except where failure to do so would not, as deemed by the Company in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, each Grantor shall take all reasonable steps to preserve and protect each item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all reasonable steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to standards of quality.

(iv) Nothing in this Agreement or any other Note Document prevents any Grantor from disposing of, discontinuing the use or maintenance of, failing to pursue, or otherwise allowing to lapse, terminate or be put into the public domain, any of its Intellectual Property Collateral to the extent permitted by the Indenture if such Grantor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.

(v) Within 60 days after the end of each calendar quarter each Grantor shall provide a list of any additional applications for or registrations of Intellectual Property of such Grantor not previously disclosed to the Notes Collateral Agent including such information as is necessary for such Grantor to make appropriate filings in the U.S. Patent and Trademark Office and the U.S. Copyright Office and deliver to the Notes Collateral Agent at such time the short-form security agreement with respect to such Patents, Trademarks or Copyrights in appropriate form for filing with the USPTO or USCO, as applicable and file such agreements with the USPTO or USCO, as applicable.

(h) Each Grantor shall, upon request of the Notes Collateral Agent, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Notes Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to the Indenture. Each Grantor (rather than the Notes Collateral Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Notes Collateral Agent and the Secured Parties from and against any and all liability for such performance.

SECTION 3.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Notes Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments. If the Grantors shall at any time hold or acquire any Instruments constituting Article 9 Collateral (excluding checks), and evidencing an amount in excess of (i) $10,000,000 individually or (ii) when aggregated with all other such Instruments for which this clause has not been satisfied $50,000,000 in the aggregate, such Grantor shall promptly, subject to Section 2.09 of the First Lien Intercreditor Agreement, endorse, assign and deliver the same to the Notes Collateral Agent for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Notes Collateral Agent may from time to time reasonably request.

SECTION 3.05.Second Priority Nature of Certain Liens. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Notes Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement shall be a Second Priority lien on and security interest in the ABL Priority Collateral.

ARTICLE IV

Remedies

SECTION 4.01. Remedies upon Default . Subject to the terms of the Intercreditor Agreements, upon the occurrence and during the continuance of an Event of Default, it is agreed that the Notes Collateral Agent shall have the right, but not the obligation, to exercise any and all rights afforded to a secured party with respect to the Obligations under the Uniform Commercial Code or other applicable law and also may (i) require each Grantor to, and, subject to the terms of the Intercreditor Agreements, each Grantor agrees that it will at its expense and upon request of the Notes Collateral Agent promptly, assemble all or part of the Collateral as directed by the Notes Collateral Agent and make it available to the Notes Collateral Agent at a place and time to be designated by the Notes Collateral Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Notes Collateral Agent shall provide the applicable Grantor with notice thereof prior to such occupancy; (iii) require each Grantor to, and each Grantor agrees that it will at its expense and upon the request of the Notes Collateral Agent promptly, assign the entire right, title, and interest of such Grantor in each of the Patents, Trademarks, domain names and Copyrights to the Notes Collateral Agent for the benefit of the Secured Parties; (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Notes Collateral Agent shall provide the applicable Grantor with notice thereof prior to such exercise; and (v) subject to the mandatory requirements of applicable law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Notes Collateral Agent shall deem appropriate. The Notes Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Notes Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Notes Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Notes Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Notes Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Notes Collateral Agent may (in its sole and absolute discretion) determine. The Notes Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Notes Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Notes Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Notes Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the

Collateral or any portion thereof shall be treated as a sale thereof; the Notes Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Notes Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Notes Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02. Application of Proceeds. Subject to the terms of the Intercreditor Agreements:

(a) The Notes Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in accordance with the Indenture.

(b) The Notes Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, monies or balances in accordance with this Agreement and the Indenture. Upon any sale of Collateral by the Notes Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Notes Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Notes Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(c) In making the determinations and allocations required by this Section 4.02, the Notes Collateral Agent may conclusively rely upon information supplied to or by the Notes Collateral Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Obligations, and the Notes Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Notes Collateral Agent pursuant to this Section 4.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Notes Collateral Agent shall have no duty to inquire as to the application by the Notes Collateral Agent of any amounts distributed to it.

SECTION 4.03. Grant of License to Use Intellectual Property; Power of Attorney. For the exclusive purpose of enabling the Notes Collateral Agent to exercise rights and remedies under this Agreement at such time as the Notes Collateral Agent shall be lawfully entitled to exercise such rights and remedies at any time after and during the continuance of an Event of Default, each Grantor hereby grants to the Notes Collateral Agent a non-exclusive, royalty-free, limited license (until the termination or cure of the Event of Default) for cash, upon credit or for future delivery as the Notes Collateral Agent may deem appropriate to use, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, that all of the foregoing rights of the Notes Collateral Agent to use such licenses, sublicenses and other rights, and (to the extent permitted by the terms of such licenses and sublicenses) all licenses and sublicenses granted thereunder, shall expire immediately upon the termination or cure of all Events of Default and shall be exercised by the Notes Collateral Agent solely during the continuance of an Event of Default and upon 10 Business Days’ prior written notice to the Company, and nothing in this Section 4.03 shall require Grantors to grant any license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted, to the extent permitted by the Indenture, with respect to such property or otherwise unreasonably prejudices the value thereof to the relevant Grantor; provided, further, that such licenses granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. For the avoidance of doubt, the use of such license by the Notes Collateral Agent may be exercised, at the option of the Notes Collateral Agent, only during the continuation of an Event of Default. Furthermore, each Grantor hereby grants to the Notes Collateral Agent an absolute power of attorney to sign, subject only to the giving of 10 days notice to the Grantor, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the USPTO or the USCO in order to effect an absolute assignment of all right, title and interest in each registration and application for a Patent, Trademark or Copyright, and to record the same.

ARTICLE V

Indemnity, Subrogation and Subordination

SECTION 5.01. Indemnity. In addition to all such rights of indemnity and subrogation as the Grantors may have under applicable law (but subject to Section 5.03), the Company agrees that, in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part an Obligation owed to any Secured Party, the Company shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 5.02. Contribution and Subrogation. Each Grantor (a “Contributing Party”) agrees (subject to Section 5.03) that, in the event assets of any other Grantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party, and such other Grantor (the “Claiming Party”) shall not have been fully indemnified by the Company as provided in Section 5.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the greater of the book value or the fair market value of such assets, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties together with the net worth of the Claiming Party on the date hereof (or, in the case of any Grantor becoming a party hereto pursuant to Section 6.14, the date of the Security Agreement Supplement hereto executed and delivered by such Grantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 5.02 shall be subrogated to the rights of such Claiming Party to the extent of such payment.

SECTION 5.03. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors under Sections 5.01 and 5.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full in cash of the Obligations. No failure on the part of the Company or any Grantor to make the payments required by Sections 5.01 and 5.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder.

ARTICLE VI

Miscellaneous

SECTION 6.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 14.02 of the Indenture. All communications and notices hereunder to any Grantor shall be given to it in care of the Company as provided in Section 14.02 of the Indenture.

SECTION 6.02. Waivers; Amendment.

(a) No failure or delay by the Notes Collateral Agent, or any Secured Party in exercising any right or power hereunder or under any other Note Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Notes Collateral Agent and the Secured Parties hereunder and under the other Note Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Notes Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.01 or 9.02 of the Indenture; it being understood and acknowledged that the consent of the Secured Parties shall not be required for any amendment or modification of this Agreement to add Additional First Lien Secured Parties to this Agreement as contemplated by Section 9.01 of the Indenture.

SECTION 6.03. Notes Collateral Agent’s Fees and Expenses.

(a) The parties hereto agree that the Notes Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder and indemnity for its actions in connection herewith as provided in Article 7 of the Indenture.

(b) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 6.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Note Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Note Document, or any investigation made by or on behalf of the Notes Collateral Agent or any other Secured Party. All amounts due under this Section 6.03 shall be payable within 10 days of written demand therefor.

SECTION 6.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Notes Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns, to the extent permitted under the Indenture.

SECTION 6.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors in the Note Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Note Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Note Documents, regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that the Notes Collateral Agent or any Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Indenture, and shall continue in full force and effect as long as the principal of or any accrued interest on any Obligations or any fee or any other amount payable under any Note Document is outstanding and unpaid.

SECTION 6.06. Counterparts; Effectiveness; Successors and Assigns; Several Agreement. This Agreement and each other Note Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic communication of an executed counterpart of a signature page to this Agreement and each other Note Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Note Document. The Notes Collateral Agent may also require that any such documents and signatures delivered by facsimile or other electronic communication be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile or other electronic communication. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Notes Collateral Agent and a counterpart hereof shall have been executed on behalf of the Notes Collateral Agent, and thereafter shall be binding upon such Grantor and the Notes Collateral Agent and their respective successors and assigns permitted thereby, and shall inure to the benefit of such Grantor, the Notes Collateral Agent and the other Secured Parties and their respective successors and assigns permitted thereby, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the other Note Documents referenced in clause (a) of the definition thereof. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 6.07. Severability. If any provision of this Agreement or the other Note Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Note Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 6.08. [Reserved].

SECTION 6.09. Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process.

(a) The terms of Section 14.08 of the Indenture with respect to governing law, submission of jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

(b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 6.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 6.11. Security Interest Absolute. To the extent permitted by applicable law, all rights of the Notes Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Note Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Note Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

SECTION 6.12. Intercreditor Agreements Govern. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Notes Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Notes Collateral Agent and the other Secured Parties hereunder are subject to the provisions of the Intercreditor Agreements. In the event of any conflict or inconsistency between a provision of the ABL Intercreditor Agreement and this Agreement that relates solely to the rights or obligations of, or relationships between, the ABL Secured Parties and the Cash Flow Secured Parties (as each such term is defined in the ABL Intercreditor Agreement), the provisions of the ABL Intercreditor Agreement shall control. In the event of any conflict or inconsistency between a provision of the First Lien Intercreditor Agreement and this Agreement that relates solely to the rights or obligations of, or relationships between, the Secured Parties and any other First Lien Secured Parties (as such term is defined in the First Lien Intercreditor Agreement), the provisions of the First Lien Intercreditor Agreement shall control. So long as the ABL Intercreditor Agreement is in effect, any requirement in this Agreement to deliver any ABL Priority Collateral to the Notes Collateral Agent shall be satisfied by delivery of such ABL Priority Collateral to the ABL Agent (as defined in the ABL Intercreditor Agreement). So long as the First Lien Intercreditor Agreement is in effect, any requirement in this Agreement to deliver any Cash Flow Priority Collateral (as such term is defined in the ABL Intercreditor Agreement) (and any other Collateral after Discharge of ABL Obligations) to the Notes Collateral Agent shall be satisfied by delivery of such Cash Flow Priority Collateral to the General Credit Facilities Agent (as defined in the First Lien Intercreditor Agreement).

SECTION 6.13. Termination or Release.

(a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate with respect to all Obligations and any Liens arising therefrom shall be automatically released when all the outstanding Obligations (in each case other than contingent indemnification obligations not yet accrued and payable) have been paid in full.

(b) A Grantor (other than the Company) shall automatically be released from its obligations hereunder as provided in Section 12.04 of the Indenture.

(c) The security interest granted hereby in any Collateral shall automatically be released pursuant to Section 12.04 of the Indenture.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 6.13, the Notes Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release, in each case in accordance with the terms of Section 12.04 of the Indenture. Any execution and delivery of documents pursuant to this Section 6.13 shall be without recourse to or warranty by the Notes Collateral Agent.

SECTION 6.14. Additional Guarantors. Each Subsidiary of the Company that is required to enter into this Agreement as a Grantor pursuant to Section 4.15 of the Indenture shall, and any Subsidiary of the Company may, execute and deliver a Supplemental Indenture and thereupon such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 6.15. Notes Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Notes Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Notes Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, subject to the First Lien Intercreditor Agreement, the Notes Collateral Agent shall have the right, but not the obligation, upon the occurrence and during the continuance of an Event of Default and notice by the Notes Collateral Agent to the Company of its intent to exercise such rights, with full power of substitution either in the Notes Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Notes Collateral Agent; (h) to make, settle and adjust claims in respect of Article 9 Collateral under policies of insurance, including endorsing the name of any Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect thereto; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Notes Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Notes Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Notes Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Notes Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein. The Notes Collateral Agent (including its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of the Notes Collateral Agent and its Affiliates) shall not be liable in any way hereunder in the absence of its own gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction. All sums disbursed by the Notes Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within 10 days of demand, by the Grantors to the Notes Collateral Agent and shall be additional Obligations secured hereby.

SECTION 6.16. General Authority of the Notes Collateral Agent. By acceptance of the benefits of this Agreement and any other Security Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Notes Collateral Agent as its agent hereunder and under such other Security Documents, (b) to confirm that the Notes Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Security Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Security Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Security Document, (d) to agree to be bound by the terms of this Agreement and any other Security Documents and (e) to authorize and direct the Notes Collateral Agent to enter into this Agreement, the Joinder Agreement No. 1 to the First Lien Intercreditor Agreement, dated as of the Closing Date, and the Joinder Agreement to the ABL Intercreditor Agreement, dated as of the Closing Date.

SECTION 6.17. Limitation on Duty of Notes Collateral Agent in Respect of Collateral; Indemnification.

(a) Beyond the exercise of reasonable care in the custody thereof, the Notes Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Notes Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Notes Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Notes Collateral Agent in good faith.

(b) The Notes Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Notes Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(c) Notwithstanding anything in this Agreement to the contrary and for the avoidance of doubt, the Notes Collateral Agent shall have no duty to act outside of the United States in respect of any Collateral located in a jurisdiction other than the United States.

SECTION 6.18. [Reserved].

SECTION 6.19. Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Notes Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any other Grantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

SECTION 6.20. Miscellaneous.

(a) The Notes Collateral Agent may execute any of the powers granted under this Agreement and perform any duty hereunder either directly or by or through agents or attorneys-in-fact.

(b) The Notes Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Notes Collateral Agent shall have received a notice of Event of Default or a notice from the Grantor or the Secured Parties to the Notes Collateral Agent in its capacity as Notes Collateral Agent indicating that an Event of Default has occurred. The Notes Collateral Agent shall have no obligation either prior to or after receiving such notice to inquire whether an Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it.

(c) The Notes Collateral Agent, in connection with its execution and action hereunder, is entitled to all rights, privileges, benefits, protections, immunities and indemnities provided to it as Trustee under the Indenture.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

AVAYA INC., as Company

By:	/s/ Matthew Booher
Name: Matthew Booher
Title: Vice President and Treasurer

EACH OF THE GRANTORS LISTED ON ANNEX A HERETO

By:
/s/ Matthew Booher
Name: Matthew Booher
Title Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Notes Collateral Agent

By:	/s/ R. Tarnas
Name:R. Tarnas
Title:Vice President

Signature Page for Pledge and Security Agreement

Annex A

List of Company Subsidiaries that are Grantors

1.	AC Technologies, Inc.
2.	Avaya CALA Inc.
3.	Avaya EMEA Ltd.
4.	Avaya Federal Solutions, Inc.
5.	Avaya Government Solutions Inc.
6.	Avaya Integrated Cabinet Solutions Inc.
7.	AvayaLive Inc.
8.	Avaya Management Services Inc.
9.	Avaya World Services Inc.
10.	Integrated Information Technology Corporation
11.	RADVision, Inc.
12.	Sierra Asia Pacific Inc.
13.	Technology Corporation of America, Inc.
14.	Ubiquity Software Corporation
15.	VPNet Technologies, Inc.
16.	Avaya Holdings LLC
17.	Avaya Holdings Two, LLC
18.	Octel Communications LLC

A-1

SCHEDULE I

Pledged Equity

Current Legal Entities Owned	Jurisdiction of Organization	Record Owner	No. Shares/Interest Owned	Total Shares Authorized	Percent Pledged	Stock /Membership Certificate No.
Avaya Federal Solutions, Inc.	Delaware	Avaya Inc.	100 common shares; 100%	1,000 common shares	100%	No. 1

Avaya Integrated Cabinet Solutions Inc.	Delaware	Avaya Inc.	1,000 common shares; 100%	1,000 common shares	100%	No. 1

VPNet Technologies, Inc.	Delaware	Avaya Inc.	1,000 common shares; 100%	1,000 common shares	100%	No. 1

Avaya Holdings LLC	Delaware	Avaya Inc.	N/A; 100%	N/A	100%	Uncertificated

Avaya Holdings Two, LLC	Delaware	Avaya Inc.	N/A; 100%	N/A	100%	Uncertificated

Sierra Communication International LLC	Delaware	Avaya Inc.	N/A; 100%	N/A	65%	Uncertificated

Octel Communications LLC	Delaware	Avaya Inc.	N/A; 100%	N/A	100%	Uncertificated

Ubiquity Software Corporation	Delaware	Avaya Inc.	1,000 common shares; 100%	1,000 common shares	100%	No. CS-3

Avaya Government Solutions Inc.	Delaware	Avaya Inc.	100; 100%	1,000	100%	1

AC Technologies, Inc.	Delaware	Avaya Government Solutions Inc.	5,000; 100%	10,000	100%	5

Integrated Information Technology Corporation	Illinois	Avaya Government Solutions Inc.	95; 100%	1,000	100%	25

AvayaLive Inc.	Delaware	Avaya Inc.	100; 100%	100	100%	Uncertificated

RADVision, Inc.	New Jersey	Avaya Inc.	1,000; 100%	1,000	100%	Uncertificated

Sipera Systems Private Limited	India	Avaya Inc. Eklovya Rai Nagpal	9,999; 99.99% 1; 0.01%	10,000	65%	Uncertificated

Avaya Canada Corp.	Nova Scotia (NSULC)	Avaya Holdings LLC	101 common shares; 100%	1,000,000,000 common shares	65%	No. 1 (65 shares)

SCH I-1

Current Legal Entities Owned	Jurisdiction of Organization	Record Owner	No. Shares/Interest Owned	Total Shares Authorized	Percent Pledged	Stock /Membership Certificate No.
Avaya Mauritius Ltd	Mauritius	Avaya Inc.	2,812,350 shares; 100%	Unlimited	65%	N7 (1,828,027 shares)

Avaya Real Estate Management GmbH	Germany	Avaya Inc.	1 share issued with nominal value of €25,000; 100%	1	65%	Uncertificated

Avaya Australia Pty Ltd	Australia	Avaya Inc.	100,000 shares; 100%	100,000 shares	65%	No. 2 (65,000 shares)

Mosaix Limited	UK	Avaya Inc.	269,515 shares; 100%	269,515 shares	65%	No. 2 (175,185 shares)

Avaya Venezuela S.R.L.	Venezuela	Avaya CALA Inc.	2,000 quotas with nominal value of Bs. 1,000 each; 100%	Bs. 2,000	65%	Uncertificated

SCH I-2

Pledged Debt

Borrowing Legal Entity	Lending Legal Entity	Loan CCY	Loan Principal Amount	Term	USD	Inception	Maturity	Interest Rate
Avaya International Enterprises Ltd.	Avaya Inc.	EUR	2,482,293.83	364 day	3,202,159.04	12/14/09	12/13/12	3.5%

Avaya Holdings Corp.	Avaya Inc.	USD	8,000,000	3 years	8,000,000	10/3/11	10/3/14	1.63%

Avaya Holdings Corp.	Avaya Inc.	USD	9,638,671.43	3 years	9,638,671.43	10/3/12	10/3/15	0.93%

Intercompany Note (Global), dated as of October 26, 2007, by and among the Payees and Payors party thereto from time to time (as the same may be amended, supplemented or otherwise modified from time to time).

SCH I-3

SCHEDULE II

Commercial Tort Claims

The following list includes all commercial tort claims of each Grantor, with a value in excess of $10,000,000 and for which such Grantor has filed a complaint in a court of competent jurisdiction:

AVAYA INC. V TELECOM LABS, INC. ET AL (TLI), USDC DISTRICT OF NJ - 3:06-CV-02490 (GEB). AVAYA ALLEGES DEFENDANTS HAVE IMPROPERLYACCESSED ITS TELEPHONY SYSTEM SOFTWARE AND MAINTENANCE SOFTWARE IN ORDER TO ENTICE CUSTOMERS AWAY FROM DOING BUSINESS WITH AVAYA. THIS CASE INVOLVES STATUTORY AND COMMON LAW CLAIMS BY AVAYA THAT DEFENDANTS HAVE IMPROPERLY ACCESSED AND UTILIZED AVAYA PROPRIETARY INFORMATION IN ORDER TO OBTAIN MAINTENANCE CUSTOMERS THAT ARE UNDER CONTRACT OR COULD BE UNDER CONTRACT WITH AVAYA FOR MAINTENANCE SERVICES. DEFENDANTS HAVE FILED COUNTERCLAIMS AGAINST AVAYA FOR ANTITRUST VIOLATIONS DUE TO ITS METHOD OF IMPLEMENTING ITS PRODUCTS, SERVICES AND MAINTENANCE STRATEGIES.

SCH II-1

EXHIBIT I TO THE

SECURITY AGREEMENT

SUPPLEMENT NO.                 dated as of [     ], to the Pledge and Security Agreement (as amended, supplemented or otherwise modified, the “Security Agreement”) dated as of December 21, 2012 among AVAYA, INC. (the “Company”), certain Subsidiaries of the Company from time to time party thereto and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Notes Collateral Agent for the Secured Parties.

A. Reference is made to the Indenture dated as of December 21, 2012 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Company, The Bank of New York Mellon Trust Company, N.A., as Notes Collateral Agent and trustee (the “Trustee”) for the benefit of the holders of the Notes.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture and the Security Agreement.

C. The Grantors have entered into the Security Agreement in order to induce (x) the Holders to purchase the Notes. Section 6.14 of the Security Agreement provides that additional Restricted Subsidiaries of the Company may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Indenture to become a Grantor under the Security Agreement as consideration for Notes previously issued.

Accordingly, the Notes Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 6.14 of the Security Agreement, the New Subsidiary by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations does hereby create and grant to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiary. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Notes Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Bankruptcy Laws and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Notes Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New

EXHIBIT I-1

Subsidiary, and the Notes Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Subsidiary and (b) set forth under its signature hereto is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office. Schedule I shall be incorporated into, and after the date hereof be deemed part of, the Perfection Certificate.

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. If any provision of this Supplement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Supplement and the other Note Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Security Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Notes Collateral Agent for its reasonable out-of-pocket expenses in connection with the execution and delivery of this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Notes Collateral Agent.

[Signatures on following page]

EXHIBIT I-2

IN WITNESS WHEREOF, the New Subsidiary and the Notes Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:

Jurisdiction of Formation: Address of Chief Executive Office:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Notes Collateral Agent

By:
Name:
Title:

EXHIBIT I-3

SCHEDULE I

TO SUPPLEMENTAL NO             TO THE

SECURITY AGREEMENT

LOCATION OF COLLATERAL

Description	Location

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

SCHEDULE I-1

Exhibit II

PERFECTION CERTIFICATE

Reference is hereby made to (i) that certain Pledge and Security Agreement (as amended, supplemented or otherwise modified from time to time, the “Notes Security Agreement”) dated [            ] among Avaya Inc., a Delaware corporation (“Avaya”), certain Subsidiaries of Avaya identified therein and The Bank of New York Mellon Trust Company, N.A., as Notes Collateral Agent, (ii) that certain Copyright Security Agreement (as amended, supplemented or otherwise modified from time to time, the “Copyright Security Agreement”) dated [            ] among Avaya, certain Subsidiaries of Avaya party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as Notes Collateral Agent, (iii) that certain Patent Security Agreement (as amended, supplemented or otherwise modified from time to time, the “Patent Security Agreement”) dated [            ] among Avaya, certain Subsidiaries of Avaya party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as Notes Collateral Agent, and (iv) that certain Trademark Security Agreement (as amended, supplemented or otherwise modified from time to time, the “Trademark Security Agreement”) dated as [            ] among Avaya, VPNet Technologies, Inc. , certain other Subsidiaries of Avaya party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as Notes Collateral Agent (together with the Notes Security Agreement, the Copyright Security Agreement and the Patent Security Agreement, the “Credit Documents”). Capitalized terms used but not defined herein have the meanings assigned in the Credit Documents. As used herein, the term “Companies” means Avaya and each Grantor under the Credit Documents.

I.	Names.

1.	The exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a). Each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number of each Company and the jurisdiction of formation of each Company.

2.	Set forth in Schedule 1(b) hereto is any other corporate or organizational names each Company has had in the past five years, together with the date of the relevant change.

3.	Set forth in Schedule 1(c) is a list of all other names (including trade names or similar appellations) used by each Company, or any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, on any filings with the Internal Revenue Service at any time in the past five years. Also set forth in Schedule 1(c) is the information required by Section 1 of this document for any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time in the past five years (other than former trade names that have been abandoned and are not the subject of any dispute or litigation). Except as set forth in Schedule 1(c), no Company has changed its jurisdiction of organization at any time during the past four months.

II.	Current Locations.

1.	The chief executive office of each Company is located at the address set forth in Schedule 2(a) hereto.

2.	Set forth in Schedule 2(b) are all locations where each Company maintains any books or records relating to any Collateral.

3.	Set forth in Schedule 2(c) hereto are all other locations where each Company maintains any of the Collateral consisting of inventory or equipment not identified above, as of the date set forth on such schedule.

4.	Set forth in Schedule 2(d) hereto are the names and addresses of all persons or entities other than each Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment, as of the date set forth on such schedule.

III.	[Intentionally Omitted]

IV.	UCC Filings. The financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the collateral, attached as Schedule 4 relating to the Security Agreement, are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 5 hereof.

V.	Schedule of Filings. Attached hereto as Schedule 5 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto as Schedule 4 and (ii) any other actions required under the Security Agreement to create, preserve, protect and perfect the security interests in the Collateral (as defined in the Security Agreement) other than Intellectual Property Collateral (as defined in the Security Agreement) granted to the Collateral Agent and the Notes Collateral Agent pursuant to the Collateral Documents.

VI.	Real Property. Attached hereto as Schedule 6 is a list of all real property owned or leased by each Company as of the date set forth on such schedule.

VII.	Stock Ownership and Other Equity Interests. Attached hereto as Schedule 7(a) is a true and correct list of each of all of the authorized, and the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interest of each Company, its U.S. Subsidiaries, and its first-tier foreign Subsidiaries, and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 7(b) is each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made.

VIII.	Instruments and Tangible Chattel Paper. Attached hereto as Schedule 8 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company as of the Closing Date, including all intercompany notes between or among any two or more Companies or any of their subsidiaries.

IX.

Intellectual Property. Attached hereto as Schedule 9(a) is a schedule setting forth all of each Company’s Patents, exclusive Patent Licenses, Trademarks and exclusive Trademark Licenses (each as defined in the Security Agreements) registered with the United States Patent and Trademark Office, including the name of the registered owner and the registration number of each such Patent, Patent License, Trademark and Trademark License owned by each Company, as of the date set forth on such schedule. Attached hereto as Schedule 9(b) is a schedule setting forth all of each Company’s United States Copyrights and exclusive Copyright Licenses (each as defined in the Security Agreement), including the name of the registered owner and the registration number of each such Copyright or Copyright License owned by each Company, as of the date set forth on such schedule.

X.	Commercial Tort Claims. Attached hereto as Schedule 10 is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) held by each Company, including a brief description thereof.

XI.	Deposit Accounts, Securities Accounts and Commodity Accounts. Attached hereto as Schedule 11 is a true and complete list of all Deposit Accounts, Securities Accounts and Commodity Accounts (each as defined in the Security Agreement) maintained by each Company as of the date set forth on such schedule, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.

XII.	Letter-of-Credit Rights. Attached hereto as Schedule 12 is a true and correct list of all Letters of Credit issued in favor of each Company, as beneficiary thereunder.

[The Remainder of this Page has been intentionally left blank]

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of the date first set forth above.

AVAYA INC.

By:
Name: Matthew Booher
Title: Vice President and Treasurer

AC TECHNOLOGIES, INC.
AVAYA CALA INC.
AVAYA EMEA LTD.
AVAYA FEDERAL SOLUTIONS, INC.
AVAYA GOVERNMENT SOLUTIONS INC.
AVAYA INTEGRATED CABINET SOLUTIONS INC.
AVAYA MANAGEMENT SERVICES INC.
AVAYA WORLD SERVICES INC.
AVAYALIVE INC.
INTEGRATED INFORMATION TECHNOLOGY CORPORATION
RADVISION, INC.
SIERRA ASIA PACIFIC INC.
TECHNOLOGY CORPORATION OF AMERICA, INC.
UBIQUITY SOFTWARE CORPORATION
VPNET TECHNOLOGIES, INC.
AVAYA HOLDINGS LLC
AVAYA HOLDINGS TWO, LLC

By:
Name: Matthew Booher
Title: Treasurer

[Signature Page to Perfection Certificate]

Schedule 1(a)

Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number[1]	Federal Taxpayer Identification Number	State of Formation

[1]	If none, so state.

Schedule 1(b)

Prior Organizational Names

Below is a list of all other corporate or organizational names each Company has had in the past five years, together with the date of the relevant change:

Company/Subsidiary	Prior Name	Date of Change

Schedule 1(c)

Changes in Corporate Identity; Other Names

Company/Subsidiary	Corporate Name of Entity/Action/Date of Action/State of Formation	List of All Other Names Used During Past Five Years

[Add information required by Section 1 to the extent required by Section 1(c) of the Perfection Certficiate]

Schedule 2(a)

Chief Executive Offices

Company/Subsidiary	Address	County	State

Schedule 2(b)

Location of Books

Schedule 2(c)

Additional Locations of Equipment and Inventory

(i)	Equipment:

(ii)	Inventory:

Schedule 2(d)

Locations of Collateral in Possession of Persons Other Than Company or Any Subsidiary

(i)	Equipment

Name	Name of Entity in Possession of the Equipment	Address/Location of Equipment	State / Country

(ii)	Inventory:

Parent company	Name of Entity in Possession of Collateral/Capacity of such Entity	Address/Location of Collateral	Logistics Companies	State

Schedule 4

Copy of Financing Statements To Be Filed

(See attached.)

Schedule 5

Filings/Filing Offices

Type of Filing[2]	Entity	Applicable Collateral Document	Jurisdictions

[2]	UCC-1 financing statement, fixture filing, intellectual property filing or other necessary filing.

Schedule 6

Real Property

Entity of Record	Common Name and Address	Owned, Leased or Other Interest	Landlord/ Owner if Leased or Other Interest	To be Encum- bered by Mortgage	Purpose / Use	Filing Office for Mortgage

Leased Property

Lessee	Address	Landlord Company Name

Schedule 7

(a) Equity Interests of Companies and Subsidiaries

Current Legal Entities Owned	Jurisdiction of Organization	Record Owner	No. Shares/ Interest Owned	Total Shares Authorized	Percent Pledged	Stock / Membership Certificate No.

(b) Other Equity Interests

Record Holder	Issuer (Name on Stock Certificate)	Public	Symbol	# of Shares	Certificated

Schedule 8

Instruments and Tangible Chattel Paper

1.	Intercompany Loans:

Borrowing Legal Entity	Lending Legal Entity	Loan CCY	Loan Principal Amount	Term	USD	Inception	Maturity	Interest Rate

2.	Chattel Paper:

Schedule 9(a)

Patents and Trademarks

UNITED STATES PATENTS:

UNITED STATES TRADEMARKS

Schedule 9(b)

Copyrights

UNITED STATES COPYRIGHTS

Schedule 10

Commercial Tort Claims

Schedule 11

Deposit Accounts, Securities Accounts and Commodity Accounts

Bank Accounts:

Owner	Type of Acct	Bank	Bank Account

Cash Investments:

Owner	Type of Acct	Provider	Fund Name	Account #

Schedule 12

Letter of Credit Rights

Exhibit III

FORM OF

PATENT SECURITY AGREEMENT

(SHORT-FORM)

PATENT SECURITY AGREEMENT, dated as of [                    ], 2012 among AVAYA, INC. (the “Company”), certain Subsidiaries of the Company from time to time party hereto and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Notes Collateral Agent for the Secured Parties (as defined below).

Reference is made to the Pledge and Security Agreement dated as of December 21, 2012 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Company, certain Subsidiaries of the Company from time to time party thereto and the Notes Collateral Agent. The Secured Parties’ agreements in respect of the Notes are set forth in the Indenture dated as of December 21, 2012 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Company, The Bank of New York Mellon Trust Company, N.A., as Notes Collateral Agent and trustee (the “Trustee”) for the benefit of the holders of the Notes. Each of the Subsidiaries party hereto is an affiliate of the Company and will derive substantial benefits from the issuance of the Notes by the Company pursuant to the Indenture and is willing to execute and deliver this Agreement in order to induce the Holders to purchase the Notes. Accordingly, the parties hereto agree as follows:

Section 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement.

Section 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor, pursuant to and in accordance with the Security Agreement, did and hereby does grant to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”):

All letters Patent of the United States, all registrations and recordings thereof, and all applications for letters Patent of the United States in or to which any Grantor now or hereafter has any right, title or interest therein, including registrations, recordings and pending applications in the USPTO, and all reissues, continuations, divisions, continuations-in-part, renewals, improvements or extensions thereof, including those listed on Schedule I.

Section 3. Termination. This Agreement is made to secure the satisfactory performance and payment of the Obligations. This Patent Security Agreement and the security interest granted hereby shall terminate with respect to all of a Grantor’s Obligations and any Lien arising therefrom shall be automatically released upon termination of the Security Agreement or release of such Grantor’s obligations thereunder. The Notes Collateral Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver to any Grantor as such Grantor may request, an instrument in writing releasing the security interest in the Patent Collateral acquired under this Agreement. Additionally, upon such satisfactory performance or payment, the Notes Collateral Agent shall reasonably cooperate with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Patent Collateral.

Section 4. Supplement to the Security Agreement. The security interests granted to the Notes Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Notes Collateral Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Notes Collateral Agent with respect to the Patent Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

Section 5. Representations and Warranties. The Company represents and warrants, as to itself and the other Grantors, to the Notes Collateral Agent and the Secured Parties, that a true and correct list of all of the existing material Patent Collateral consisting of U.S. Patent registrations or applications owned by each Grantor, in whole or in part, as of the date hereof, is set forth in Schedule I.

Section 6. Miscellaneous. The provisions of Article VI of the Security Agreement are hereby incorporated by reference.

[Signatures on following page]

2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

AVAYA INC., as Company

By:
Name:
Title:

EACH OF THE GRANTORS LISTED ON ANNEX A HERETO

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Notes Collateral Agent

By:
Name:
Title:

Signature Page for Patent Security Agreement

Annex A

List of Company Subsidiaries that are Grantors

Schedule I

Short Particulars of U.S. Patent Collateral

Exhibit IV

FORM OF

TRADEMARK SECURITY AGREEMENT

(SHORT-FORM)

TRADEMARK SECURITY AGREEMENT, dated as of [            ], 2012 among AVAYA, INC. (the “Company”), certain Subsidiaries of the Company from time to time party hereto and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Notes Collateral Agent for the Secured Parties (as defined below).

Reference is made to the Pledge and Security Agreement dated as of December 21, 2012 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Company, certain Subsidiaries of the Company from time to time party thereto and the Notes Collateral Agent. The Secured Parties’ agreements in respect of the Notes are set forth in the Indenture dated as of December 21, 2012 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Company, The Bank of New York Mellon Trust Company, N.A., as Notes Collateral Agent and trustee (the “Trustee”) for the benefit of the holders of the Notes. Each of the Subsidiaries party hereto is an affiliate of the Company and will derive substantial benefits from the issuance of the Notes by the Company pursuant to the Indenture and is willing to execute and deliver this Agreement in order to induce the Holders to purchase the Notes. Accordingly, the parties hereto agree as follows:

Section 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement.

Section 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor, pursuant to and in accordance with the Security Agreement, did and hereby does grant to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”):

(a) all trademarks, service marks, trade names, corporate names, trade dress, logos, designs, fictitious business names, other source or business identifiers, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the USPTO, and all extensions or renewals thereof, as well as any unregistered trademarks and service marks used by a Grantor, including those listed on Schedule I, and (b) all goodwill connected with the use of and symbolized by such marks; provided that the grant of security interest shall not include any trademark, service mark or other application for registration that may be deemed invalidated, canceled or abandoned due to the grant and/or enforcement of such security interest unless and until such time that the grant and/or enforcement of the security interest will not affect the validity of such trademark, service mark or other application for registration.

Section 3. Termination. This Agreement is made to secure the satisfactory performance and payment of the Obligations. This Trademark Security Agreement and the security interest granted hereby shall terminate with respect to all of a Grantor’s Obligations and any Lien arising therefrom shall be automatically released upon termination of the Security Agreement or release of such Grantor’s obligations thereunder. The Notes Collateral Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver to any Grantor as such Grantor may request, an instrument in writing releasing the security interest in the Trademark Collateral acquired under this Agreement. Additionally, upon such satisfactory performance or payment, the Notes Collateral Agent shall reasonably cooperate with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Trademark Collateral.

Section 4. Supplement to the Security Agreement. The security interests granted to the Notes Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Notes Collateral Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Notes Collateral Agent with respect to the Trademark Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

Section 5. Representations and Warranties. The Company represents and warrants, as to itself and the other Grantors, to the Notes Collateral Agent and the Secured Parties, that a true and correct list of all of the existing material Trademark Collateral consisting of U.S. Trademark registrations or applications owned by each Grantor, in whole or in part, as of the date hereof, is set forth in Schedule I.

Section 6. Miscellaneous. The provisions of Article VI of the Security Agreement are hereby incorporated by reference.

[Signatures on following page]

2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

AVAYA INC., as Company

By:
Name:
Title:

EACH OF THE GRANTORS LISTED ON ANNEX A HERETO

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Notes Collateral Agent

By:
Name:
Title:

Signature Page for Trademark Security Agreement

Annex A

List of Company Subsidiaries that are Grantors

Schedule I to

Trademark Security Agreement Supplement

UNITED STATES Trademarks, Service Marks and Trademark Applications

Grantor	Trademark or Service Mark	Date Granted	Registration No. and Jurisdiction

Grantor	Trademark or Service Mark Application	Date Filed	Application No. and Jurisdiction

Exhibit V

FORM OF

COPYRIGHT SECURITY AGREEMENT

(SHORT-FORM)

COPYRIGHT SECURITY AGREEMENT, dated as of [            ], 2012 among AVAYA, INC. (the “Company”), certain Subsidiaries of the Company from time to time party hereto and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Notes Collateral Agent for the Secured Parties (as defined below).

Reference is made to the Pledge and Security Agreement dated as of December 21, 2012 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Company, certain Subsidiaries of the Company from time to time party thereto and the Notes Collateral Agent. The Secured Parties’ agreements in respect of the Notes are set forth in the Indenture dated as of December 21, 2012 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Company, The Bank of New York Mellon Trust Company, N.A., as Notes Collateral Agent and trustee (the “Trustee”) for the benefit of the holders of the Notes. Each of the Subsidiaries party hereto is an affiliate of the Company and will derive substantial benefits from the issuance of the Notes by the Company pursuant to the Indenture and is willing to execute and deliver this Agreement in order to induce the Holders to purchase the Notes. Accordingly, the parties hereto agree as follows:

Section 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement.

Section 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor, pursuant to and in accordance with the Security Agreement, did and hereby does grant to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”):

(a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the USCO, including those listed on Schedule I.

Section 3. Termination. This Agreement is made to secure the satisfactory performance and payment of the Obligations. This Copyright Security Agreement and the security interest granted hereby shall terminate with respect to all of a Grantor’s Obligations and any Lien arising therefrom shall be automatically released upon termination of the Security Agreement or release of such Grantor’s obligations thereunder. The Notes Collateral Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver to any Grantor as such Grantor may request, an instrument in writing releasing the security interest in the Copyright Collateral acquired under this Agreement. Additionally, upon such satisfactory performance or payment, the Notes Collateral Agent shall reasonably cooperate with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Copyright Collateral.

Section 4. Supplement to the Security Agreement. The security interests granted to the Notes Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Notes Collateral Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Notes Collateral Agent with respect to the Copyright Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

Section 5. Representations and Warranties. The Company represents and warrants, as to itself and the other Grantors, to the Notes Collateral Agent and the Secured Parties, that a true and correct list of all of the existing material Copyright Collateral consisting of U.S. Copyright registrations or applications owned by each Grantor, in whole or in part, as of the date hereof, is set forth in Schedule I.

Section 6. Miscellaneous. The provisions of Article VI of the Security Agreement are hereby incorporated by reference.

[Signatures on following page]

2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

AVAYA INC., as Company

By:
Name:
Title:

EACH OF THE GRANTORS LISTED ON ANNEX A HERETO

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Notes Collateral Agent

By:
Name:
Title:

Signature Page for Copyright Security Agreement

Annex A

List of Company Subsidiaries that are Grantors

Schedule I

Short Particulars of U.S. Copyright Collateral